CALLERS SCRIPT
                              RANCON REALTY FUND 5
--------------------------------------------------------------------------------

Once contact has been established with the Limited Partner:

(Mr/Ms) Name, I represent your partnership, Rancon Realty Fund 5. We are calling the limited partners in Fund 5 to confirm their receipt of the Proxy Solicitation which was mailed on October 17th. Have you received the solicitation?

Caller Response

If yes, then: (Mr/Ms) Name, our records indicate you hold (#) units in Fund 5. Your partnership asked me to contact you and explain that this proxy is regarding the final liquidation of Fund 5. If this proxy is approved, the distribution of funds to the limited partners will be approximately $340 per unit. The General Partner recommends you vote yes on this proxy for a variety of reasons; the summary of which can be found in the cover letter of the solicitation. If you have any further questions, or if you require assistance in filling out the ballot, please contact Arlen Capital at (800) 891-4105.

If no, then: Would you mind if I checked your mailing address against our records so that we can get a copy of this proxy out to you? Read back address and note changes. (Mr./Ms.) Name, I will make certain a copy of this proxy gets in the mail to to you immediately.

                                  LAW OFFICES

                           GIPSON HOFFMAN & PANCIONE
                           A PROFESSIONAL CORPORATION

                            1901 AVENUE OF THE STARS
                                   SUITE 1100
                       LOS ANGELES, CALIFORNIA 90067-6002

                                 (310) 556-4660

                               FAX (310) 556-8945

                        INTERNET E-MAIL: MAIL@GHPLAW.COM

                                WRITERS' DIRECT

                                  DIAL NUMBER:

                                November 5, 1997

                                   Via EDGAR


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Rancon Realty Fund V,
         a California Limited Partnership
         File No. 0-14207
         Filing of Solicitation Materials

Ladies and Gentlemen:

         Reference is made to the definitive Consent Solicitation Statement (the "Statement") filed on behalf of the referenced Registrant with the Securities and Exchange Commission on October 17, 1997.

Pursuant to Rule 14a-6(b), enclosed is a copy of a post card to be used as solicitation materials in connection with the Statement.

         If you have any questions regarding the foregoing, please contact the undersigned.

                                Very truly yours,

                               /s/ Peter R. Pancione
                               ---------------------
                                   Peter R. Pancione

PRP/eba
Enclosures
G:\009\RANCON\FUND_IV.V\SCH_V.L2
cc: Daniel L. Stephenson
    Robert H. S. Kirkpatrick

                                                                ----------------
(Graphic     Rancon Realty Fund V                                 FIRST CLASS
Omitted)     c/o The Arlen Group                                  U.S. POSTAGE
             1650 Hotel Circle North, Suite 200                       PAID
             San Diego, CA 92108                                REDWOOD CITY, CA
                                                                 PERMIT NO. 688
Address Service Requested                                       ----------------


                                REMEMBER TO VOTE

(Graphic     All  limited  partners in Rancon Realty Fund V were recently sent a
Omitted)     Consent  Solicitation  Statement (Proxy) and Consent Card regarding the sale of the properties and the liquidation of the Partnership.

                             YOUR VOTE IS IMPORTANT

Please mail our Consent Card in the Business Reply Envelope provided with the Proxy as soon as possible. Prompt response could save your Partnership the substantial costs associated with a follow-up mailing.

                                  VOTE TODAY!

The Arlen Group, an independent third-party, was hired by the General Partner to provide information about the Proxy and to tabulate the vote.

                      NEED ANOTHER CARD? HAVE A QUESTION?
                              CALL (800) 891-4105